UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 25, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 25, 2007, Bristol-Myers Squibb Company (the “Company”) filed a Form 8-K furnishing its press release that announced the Company’s financial results for the third quarter of 2007 and incorporating it therein by reference. Also furnished and incorporated by reference as Exhibit 99.2 was certain supplemental information posted on the Company’s website at www.bms.com. This supplemental information has been revised to include net sales, months on hand, and estimated demand information for key products as of September 30, 2007 for the Company’s International Pharmaceutical, Nutritionals and Other Health Care reporting segments. Net sales and months on hand information is also provided as of June 30, 2007, September 30, 2006 and June 30, 2006. The revised supplemental information is furnished and incorporated by reference as Exhibit 99.2 to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.2.	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: November 30, 2007	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com